United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: January 24, 2005

Commission File Number: 0-31987

Texhoma Energy, Inc.

Nevada                             33-0925319
(Jurisdiction of Incorporation)                (I.R.S. Employer Identification No.)

1177 West Hastings Street, Suite 1750, Vancouver BC, Canada V6E 2K3

(604) 683-2220

Section 2. - Financial Information

Item 2.01 Completion of Acquisition

On November 19, 2004, Texhoma Energy Inc., (the “Company”) 2004, filed a current report of Form 8-K disclosing that it had entered, on October 27, 2004, into a Share Sale and Purchase Agreement (the “Agreement”) to acquire a 40% shareholding in the capital of Black Swan Petroleum Pty. Ltd. (“BSP”). BSP holds a 100% interest in Block B7/38, a Petroleum Exploration Concession (the “Petroleum Concession”) offshore Thailand. The Petroleum Concession is operated by BSP and is located in the Chumphon Basin, Gulf of Thailand, adjacent to the Eastern Thai coastline, in water depths averaging 20 meters. The Company agreed to issue 56,000,000 (post split) shares of common stock and pay $150,000 to Capersia Pre. Ltd. upon completion of the acquisition on November 5, 2004.

To date, approximately $4,200,000 of exploration work has been conducted on the Petroleum Concession, consisting mainly of seismic and geological studies that have led to the maturation of several drillable prospects with 3D-seismic coverage and potential recoverable oil reserves ranging in size up to approximately 200 MMBO. The Petroleum Concession surrounds acreage that was held by Shell-Thailand on which the Nang Nuan oil discoveries were made that produced at rates of up to 10,000 BOPD from individual wells. All Shell-Thailand assets were recently sold to PTT Exploration and Production Public Company Limited, the largest domestic oil and gas company in Thailand.

An extension to the time frame of the Petroleum Concession has been requested to facilitate the drilling of two exploration wells in March 2005. Following this exploration work, BSP has a further three-year period to explore the Petroleum Concession and submit proposed development plans to the Thai authorities following any discoveries that are made.

This acquisition was fully disclosed in the Company’s Annual Report filed on Form 10-KSB on January 13, 2005.

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Section 5 - Corporate Governance and Management

Item 5.01 Change of Control of Registrant

Information Statement

On July 9, 2004, the Board of Directors of the Company (then Make Your Move, Inc.), authorized and approved, an asset purchase agreement to acquire all of the capital interest of Texhoma Energy LLC pursuant to asset purchase agreements entered into between the Company and each of the members of Texhoma Energy LLC.

The Board of Directors of the Company also approved, on July 9, 2004, the merger of Texhoma Energy Corporation, by way of parent/subsidiary merger pursuant to Section 92A.180 of the Nevada Revised Statutes, with the Company being the surviving entity. Shareholder approval for this merger was not required under Section 92A.180 of the Nevada Revised Statutes. Upon completion of the merger, the Company’s name was to be changed to "Texhoma Energy Inc.”, or a substantially similar name. The Board of Directors of the Company further approved the increase of authorized shares of common stock from 50,000,000 to 200,000,000 shares.

Therefore, an Information Statement (the “information Statement”) pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and rule 14(f)-1 thereunder, was prepared and filed with the Securities and Exchange Commission on September 2, 2004. The Information Statement was mailed to the Company’s shareholders, not less than ten days prior to the change in a majority of the Company's directors otherwise than at a meeting of the Company's shareholders.

The Company closed the acquisition on August 30, 2004, and the Company issued 20,000,000 shares of the Company’s common stock to members of Texhoma Energy LLC. As a result of the issuance, there was a change of control of the Company, with 45,337,798 shares of the Company’s common stock outstanding, of which approximately 44.1% were owned by the former shareholders of Texhoma Energy LLC. No action was required by the shareholders of the Company in connection with the election or appointment of the Designee to the Board.

On September 20, 2004, the Company amended its Articles of Incorporation to effect a name change from Make your Move, Inc. to Texhoma Energy, Inc, and increase its authorized capital to 200,000,000 shares, with a $0.001 par value.

However, as stated in Item 1.02 of the Form 8-K filed on November 10, 2004, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933, there was a termination of the material definitive agreement, referenced in the Information Statement, following a meeting of the Board of Directors on November 5, 2004, at which a discussion was held concerning the acquisition of the Ahrens and Hubach Wells. The Board of Directors of the Company determined that director nominees Mr. Jurgen Wolf and Mr. Dennis Petke did not comply with the material definitive agreement in regards to providing updated engineering reports for the Hubach and Ahrens Wells. These updated engineering reports were required in order to confirm the approximate production capacity of the wells, and Mr. Wolf and Mr. Petke were responsible for providing these reports. However, no reports were produced, and the Board of Directors of the Company cancelled the agreement for non-compliance. The 20,000,000 shares issued in relation to this transaction were returned to treasury for cancellation.

Forward Stock Split

On October 14, 2004 the Board of Directors of the Company, at a special meeting, authorized and approved, subject to shareholder approval, a forward stock split of up to one-to-four of the Company’s issued and outstanding shares of common stock. The matters upon which shareholder action was taken pursuant to the October 14, 2004, 2004 written consent included approval and authorization for the Board of Directors to effect the forward stock split, which was effected on approximately November 9, 2004. The forward stock split increased the Company’s issued and outstanding shares of common stock from 25,203,063 shares to 100,812,252 shares of common stock.

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Acquisition of Black Swan Petroleum

On November 5, 2004, the Board of Directors of the Company authorized and approved a Share Sale and Purchase Agreement with Capersia Pty. Ltd. (“Capersia”) entered into on October 27, 2004. Pursuant to the Agreement, the Company acquired a 40% interest of Black Swan Petroleum Pty. Ltd. for the issuance of 56,000,000 post-forward split shares, and $150,000. This transaction constitute a change in control of the Company, whereby Capersia controls approximately 55% of the 100,812,252 issued and outstanding shares of common stock of the Company.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial Ownership	Percent of Class

Common Stock	Brian Alexander, President, CEO and Director	-	-
3925 Blackjack Oak Lane Plano, Texas, 75074

Common Stock	Peter G. Wilson, Director	-	-
875 Fairmile Road West Vancouver, BC, V7S 1R4

Common Stock	Capersia Pte. Ltd.	56,000,000	55.55%
#06-02 47 Hill Street, Chinese Chamber of Commerce and Industry Building, Singapore, 179365

Common Stock	All officers and directors as a group (2 persons)	-	-

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 21, 2005, Mr. Peter G. Wilson tendered his resignation as Director of the Company. On January 24, 2005, Mr. Brian Alexander, President and Director of Texhoma Energy, Inc., appointed Mr. Frank Jacobs as Chairman of Board to fill the vacancy created by the departure of Mr. Wilson as Director for the Company.

Mr. Jacobs graduated with a B. Sc. in Chemical Engineering in Holland in July 1976. He accepted an offer from the University in Calgary (Petroleum Engineering) to enter graduate studies which included a paid position as a research assistant and began his career in the oil and gas industry. His career was furthered in September 1984 when Mr. Jacobs joined PMA as a Senior Associate bringing international experience to a newly created Australian consulting group. His success as a consultant within the PMA group led to the appointment at Peko Oil.

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In November 1990 at the invitation of the former CEO of Peko Oil, Mr. Jacobs accepted a project for building a mid size production company through the acquisition of oil and gas producing properties. The successful acquisition of Basin Oil, Barcoo Petroleum and Esso Timor Sea Limited transformed Cultus into a viable production and exploration Company and lifted its share price from $0.27 to $1.00 by the end of 1993. Mr. Jacobs was responsible not only for the ongoing acquisitions but also for the management of these assets.

In February 1994, Mr. Jacobs was appointed Managing Director of Cue Energy. As Managing Director, he was a member of the Board of Directors and the only executive director in charge of the day to day operations of the Company, both in Australia and Indonesia. Mr. Jacobs achieved excellent growth for the Company and established it as a reputable small international player in the upstream oil and gas industry.

In 1999, Mr. Jacobs joined Anzoil NL as a Managing Director and helped complete the acquisition of Cue Energy Resources NL. Mr. Jacobs negotiated option agreements over share parcels with Cue’s major shareholders, obtained support from Anzoil’s board and major shareholder Maurel & Prom (Paris, France) and arranged financing for the take over.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Provided herewith as exhibit 99.1, 99.2 and 99.3

(b) Pro forma financial information.

Provided herewith as exhibit 99.4

(c) Exhibits.

2.1 Share and Purchase Agreement dated October 27, 2004, between Capersia Pte. Ltd. and Texhoma Energy, Inc.
99.1 Black Swan Petroleum Group of Companies, consolidated balance sheet for the year ended June 30, 2004
99.2 Black Swan Petroleum Group of Companies, consolidated balance sheet for the period ended September 30, 2004
99.3 Black Swan Petroleum Group of Companies, consolidated balance sheet for the interim period ended November 5, 2004
99.4 Proforma balance sheet and statement of operations of Texhoma Energy, Inc, for the year ended September 30, 2004.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Texhoma Energy, Inc.

by

Dated: January 24, 2005

/s/ Brian Alexander
Brian Alexander
President

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EXHIBIT 2.1

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SHARE SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is dated October 27, 2004

BETWEEN:
Capersia PTE. LTD., a company incorporated under the laws of Singapore with it
Registered office at #01-05 47 Hill Street, Singapore (the “Vendor”)

AND:

Texhoma Energy Inc., a company incorporated under the laws of the State of Nevada, located at 3161 Via Alicante-E, La Jolla, CA 92037.

(the “Purchaser”)

WHEREAS:

A.	The Vendor is the legal and beneficial owner of the Black Swan Shares;

B.	Pursuant to the Devon Agreement, Black Swan has acquired the Devon Energy Thai Holdings Ltd. Shares;

C.	Devon Energy Thai Holdings Ltd. is the legal and beneficial owner of the Devon Energy (Thailand) Limited Shares;

D.	Devon Energy (Thailand) Limited is the holder of the Petroleum Concession;

E.	The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor all of the Vendor’s legal and beneficial interest in the Black Swan Shares on the terms and conditions hereafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of one dollar and the premises and mutual agreements and covenants herein contained (the receipt and adequacy of which consideration being mutually acknowledged by each party), the parties covenant and agree as follows:

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1.    Interpretation

1.1    Definitions

In this Agreement the following words and phrases shall have the following meanings:

(a)	“Assets” means the Devon Energy Thai Holdings Ltd. Shares, the Devon Energy (Thailand) Limited Shares, the Oil and Gas Concessions, the Exploration Data, the Records, and the Miscellaneous Interests, all of which are held by Black Swan, directly or indirectly;

(b)	“Black Swan” means Black Swan Petroleum Pty. Ltd. (formerly known as Anzoil (Thailand) Pty. Ltd.), a company incorporated under the laws of Australia (ACN 097 846 501);

(c)	“Black Swan Shares” means 40 ordinary fully paid shares in the capital of Black Swan, representing 40% of the issued and outstanding shares in the capital of Black Swan;

(d)	“Closing”, “Closing Time”, “Closing Date” means the date and time set out in section 5.1;

(e)	“Devon” means Devon Energy (Delaware) Limited;

(f)	“Devon Agreement” means the share purchase agreement made between Devon, Anzoil N.L. (ACN 009 171 046) and Anzoil (Thailand) Pty. Ltd. dated September 18, 2001;

(g)	“Devon Energy Thai Holdings Ltd. Shares” means the 5,000 common shares of US$1.00 par value in the capital of Devon Energy Thai Holdings Ltd., (formerly known as Santa Fe Energy Resources (Thai Holdings) Ltd.), being all of the issued and outstanding shares of Devon Energy Thai Holdings Ltd.;

(h)	“Devon Energy (Thailand) Limited Shares” means the 100 shares in the capital of Devon Energy (Thailand) Limited (formerly known as Santa Fe Energy Resources (Thailand) Ltd.), being all of the issued and outstanding shares of Devon Energy (Thailand) Limited;

(i)	“Encumbrances” means any lien, claim, charge, hypothecation, security interest, mortgage, title, retention agreement, option or other encumbrance of any nature or kind whatsoever;

(j)	“Exchange” means the Over-The -Counter Bulletin Board (OTCBB);

(k)	“Exploration Data” means the data generated by US$4,200,000 of exploration work conducted by or on behalf of Devon on the Petroleum Concession and consisting of seismic and geological studies leading to the maturation of drillable prospects;

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(l)	“Financial Statement” means the balance sheet of Black Swan as at June 30, 2004 and pro-forma after the completion of the transactions contemplated by this Agreement, a copy of which balance sheet is attached as Schedule A;
(m)	“Records” means all of Black Swan’s files, records, agreements, documents, reports, applications and other material of whatsoever nature pertaining to the Assets;

(n)	“Miscellaneous Interests” means the interests of Black Swan and the Vendor in all books, records and documents, and all geological, geophysical, engineering, seismic and other reports and data, relating to the Oil and Gas Concessions;

(o)	“Oil and Gas Concessions” means the Petroleum Concession and all other oil and gas concessions from time to time owned, controlled or applied for by Black Swan;

(p)	“Person” includes an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof;

(q)	“Petroleum Concession” means Petroleum Concession No. 1/2542/57 awarded to Santa Fe Resources (Thailand) Limited on March 3, 1999 by the Thai Ministry of Industries and Supplementary Petroleum Concession (No. 1) to Petroleum Concession No. 1/25/2542/57 awarded to Anzoil (Thailand) Pty. Ltd. on July 17, 2003 by the Thai Ministry of Industries and Supplementary Petroleum Concession (No. 2) to Petroleum Concession No. 1/25/2542/57 awarded to Black Swan Petroleum Pty Ltd on July 22, 2004, covering Gulf of Thailand Exploration Block No. B7/38;

(r)	“Purchase Price” means $150,000.00 USD plus the Purchaser Shares;

(s)	“Purchaser’s Representatives” means the Purchaser, its officers, employees, agents, professional advisors and other representatives;

(t)	“Purchaser Shares” means 14,000,000 fully paid common shares in the capital of the Purchaser as constituted on the date of this Agreement;

(u)	“Reference Date” means the date of this Agreement;

(v)	“Shareholders’ Agreement” means the shareholders’ agreement dated October 12, 2001 between Anzoil N.L. and Pacific Energy 2000 Pty. Ltd. regulating the rights of Black Swan’s shareholders in respect of their shares and regulating the future conduct of the affairs of Black Swan;

(w)	“Subsidiaries” means Devon Energy Thai Holdings Ltd. and Devon Energy (Thailand) Limited.

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1.2    Schedules

The following are the schedules to this Agreement:

Schedule A — Financial Statements
Schedule B — Shareholders’ Agreement

1.3	Interpretation

For the purposes of this Agreement, except as otherwise expressly provided herein:

(a)	“this Agreement” means this Agreement, including the Schedules hereto, as it may from time to time be supplemented or amended;

(b)	all references in this Agreement to a designated Article, section, subsection, paragraph or other subdivision or to a Schedule, is to the designated Article, section, subsection or paragraph or other subdivision of or Schedule to this Agreement unless otherwise specifically stated;

(c)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision or Schedule;

(d)	the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

(e)	the word “or” is not exclusive and the word “including” is not limiting (whether or not non-limiting language such as “without limitation” or “but not limited to” or other words of similar import are used with reference thereto);

(f)	all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with generally accepted accounting principles applicable in United States;

(g)	except as otherwise provided, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

(h)	where the phrase “to the best of the knowledge of” or phrases of similar import are used in this Agreement, it shall be a requirement that the person in respect of whom the phrase is used shall have made such due enquiries as are reasonably necessary to enable such person to make the statement or disclosure;

(i)	the headings to the Articles and sections of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

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(j)	any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity;

(k)	the parties acknowledge that this Agreement is the product of arm’s length negotiation between the parties, each having obtained its own independent legal advice, and that this Agreement shall be construed neither strictly for nor strictly against either party irrespective of which party was responsible for drafting this Agreement;

(l)	the representations, warranties, covenants and agreements contained in this Agreement shall not merge at the Closing and shall continue in full force and effect from and after the Closing Date for the applicable period set out in this Agreement;

(m)	unless otherwise specifically noted, all references to money in this Agreement and in the Financial Statements are or shall be to money in lawful money of United States. If it is necessary to convert money from another currency to lawful money of United States, such money shall be converted to lawful money of United States using the exchange rate in effect on the Reference Date.

2.    Purchase and Sale

2.1    Black Swan Shares

Based and relying on the representations and warranties set out in Articles 3 and 4, the Purchaser agrees to purchase 40% of the Black Swan Shares from the Vendor and the Vendor agrees to sell 40% of the Black Swan Shares to the Purchaser, free and clear of all Encumbrances, and the Purchaser agrees to pay the Purchase Price on the terms and conditions hereinafter set out.

2.2    Purchase Price

The Purchase Price of $150,000.00 USD, $50,000.00 to be paid on Closing by the issuance and delivery to the Vendor of a share certificate for the Purchaser Shares.

2.3	Title and Risk

Title and risk in the Black Swan Shares shall remain with the Vendor until Closing and from Closing shall vest in and remain with the Purchaser.

2.4    Adjustment in Purchaser Shares

If before the Closing Date the Purchaser subdivides, consolidates, reclassifies or otherwise reorganizes the common shares in its capital (collectively, the “reorganization”), then the number and class of shares of the Purchaser which shall be delivered to the Vendor as Purchaser Shares will be adjusted so that the Vendor will receive the same portion of the equity capital of the Purchaser after the reorganization as the Vendor would have received before the reorganization.

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3.    Representations and Warranties of the Vendor

3.1    Representations and Warranties

In order to induce the Purchaser to enter into and to consummate the transactions contemplated by this Agreement, the Vendor represents and warrants to the Purchaser as follows:

(a)	Organization and Good Standing — Black Swan and, to the best of the knowledge of the Vendor, the Subsidiaries are duly incorporated, validly existing, and in good standing in their respective jurisdictions of incorporation, and have all necessary corporate power, authority and capacity to carry out their businesses as presently conducted;

(b)	Capitalization of Black Swan — The authorized and issued share capital of Black Swan consists of 54 ordinary shares, all of which are issued and outstanding;

(c)	Title — The Vendor owns and has good and marketable title to the Black Swan Shares as the legal and beneficial owner thereof, free of all Encumbrances and the Black Swan Shares have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of Black Swan;

(d)	Ownership of Assets — Black Swan is, or on the Closing Date will be, the legal and beneficial owner of the Assets, free of all Encumbrances.

(e)	Authority — The Vendor has all necessary corporate power, authority and capacity to sell the Black Swan Shares and to perform its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Vendor and this Agreement has been duly executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor;

(f)	Agreement Valid — Except for the Shareholders’ Agreement the Vendor is not a party to, bound by or subject to any indenture, agreement or instrument which would be contravened or breached as a result of the execution and delivery of this Agreement or the performance by the Vendor of any of the terms hereof;

(g)	Absence of Options — No Person has any agreement, right or option, present or future, to require Black Swan or the Subsidiaries to issue any further or other shares in their respective capital;

(h)	Business of Subsidiaries — To the best of the knowledge of the Vendor, the Subsidiaries are companies formed solely for the purpose of, in the case of Devon Energy Thai Holdings Ltd., holding shares in Devon Energy (Thailand) Limited, and in the case of Devon Energy (Thailand) Limited, holding and performing its obligations under the Petroleum Concession;

(i)	Validity of Petroleum Concession — To the best of the knowledge of the Vendor, the Petroleum Concession is valid and enforceable as of the date of this Agreement and as of the Closing Date, and the Thai Ministry of Industry has not made any written allegation of the existence of a material breach thereunder which has not been remedied with the consent or by the acquiescence of the Thai Ministry of Industry;

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(j)	Absence of Guarantees — Except for the replacement guarantee or other security for the obligations under the Petroleum Concession required by the Thai government authorities, Black Swan has no guarantees, indemnities or contingent or indirect obligations with respect to the liabilities of any other Person;

(j)	Environmental Matters — To the best of the knowledge of the Vendor there are no current or threatened environmental claims in connection with any work performed pursuant to the Petroleum Concession up to the date of this Agreement.

3.2    Other Representations

All statements contained in the Recitals and in any certificate or other instrument delivered by or on behalf of the Vendor pursuant hereto or in connection with the transactions contemplated by this Agreement shall be deemed to be representations and warranties by the Vendor hereunder.

3.3    Survival

The representations and warranties of the Vendor hereunder shall survive the Closing and the payment of the Purchase Price and, notwithstanding the Closing and the payment of the Purchase Price, and notwithstanding the waiver of any condition by the Purchaser the representations, warranties, covenants and agreements of the Vendor shall (except where otherwise specifically provided in this Agreement) survive the Closing and shall continue in full force and effect for a period of two years from the Closing Date for all matters except:

(a)	the representations, warranties, covenants and agreements of the Vendor with respect to due issue of the Black Swan Shares and title to the Black Swan Shares and the absence of any Encumbrances affecting such title set out under subsections 3.1(c), 3.1(e) and 3.1(f) shall survive the Closing and continue in full force and effect indefinitely;

(b)any claim for breach of any of the representations and warranties by the Vendor in or pursuant to this Agreement involving fraud or fraudulent misrepresentation on the part of that Vendor may be made against such Vendor at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

3.4    Reliance

The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations, each of which shall be a separate warranty and representation, and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser and that no information which is now known or should be known or which may hereafter become known to the Purchaser or its officers, directors or professional advisers shall limit or extinguish the right to indemnification hereunder.

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4.    Representations and Warranties of the Purchaser

4.1    Representations and Warranties

In order to induce the Vendor to enter into and consummate the transactions contemplated by this Agreement, the Purchaser represents and warrants to the Vendor as follows:

(a)	Organization and Good Standing — The Purchaser is a company duly incorporated, validly existing and in good standing with respect to the filing of annual reports under the laws of the State of Nevada;

(b)	Capitalization — the authorized capital of the Purchaser consists of 200,000,000 common shares without par value, 100,518,312 of which are issued and outstanding;

(c)	Authority — The Purchaser has all necessary corporate power, authority and capacity to acquire the Black Swan Shares and to perform its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and this Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser;

(d)	Reporting Issuer — The Purchaser is a “reporting issuer” as defined in the Securities Exchange Act of 1934 and is not in default of any requirements of the Securities Act or its regulations. The common shares of the Purchaser are listed and posted for trading on the OTCBB. No orders ceasing or suspending trading in securities of the Purchaser nor prohibiting the sale of such securities has been issued to the Purchaser or its directors or officers and, to the knowledge of the Purchaser, no investigations or proceedings for such purposes are pending or threatened.

4.2    Other Representations

All statements contained in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto or in connection with the transactions contemplated by this Agreement shall be deemed to be representations and warranties by the Purchaser hereunder.

4.3    Survival

The representations and warranties of the Purchaser hereunder shall survive the Closing and the purchase of the Black Swan Shares and, notwithstanding the Closing and the purchase of the Black Swan Shares, the representations and warranties of the Purchaser shall continue in full force and effect for the benefit of the Vendor for a period of two years from the Closing Date.

4.4    Reliance

The Purchaser acknowledges and agrees that the Vendor has entered into this Agreement relying on the warranties and representations, each of which shall be a separate warranty and representation, and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Vendor and that no information which is now known or should be known or which may hereafter become known to the Vendor or its officers, directors or professional advisers shall limit or extinguish the right to indemnification hereunder.

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5.    Closing

5.1    Closing Date and Location

The transactions contemplated by this Agreement shall be completed at 4:00 P.M. on ____________ , 2004 at the offices of the Purchaser or at such earlier or later time or at such other location as may be mutually agreed upon in writing by the parties.

5.2    Vendor’s Closing Documents

On the Closing Date, the Vendor shall deliver, or cause to be delivered, to the Purchaser the documents set forth in subsection 6.1(f) and such other documents as the Purchaser may reasonably require to perfect the purchase and sale intended hereby.

5.3    Purchaser’s Closing Documents

On the Closing Date, the Purchaser shall deliver, or cause to be delivered, to the Vendor a certificate for the Purchaser Shares.

6.	Conditions Precedent to the Performance by the Purchaser of its Obligations under this Agreement

6.1    Purchaser’s Conditions

The obligations of the Purchaser to complete the purchase of the Black Swan Shares shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent:

(a)	Truth and Accuracy of Representations of the Vendor at Closing — The representations and warranties of the Vendor made in Article 3 shall be true and correct at the Closing and with the same effect as if made at and as of the Closing and the Purchaser shall have received from the Vendor a certificate executed by the Vendor certifying the representations and warranties of the Vendor set forth in Article 3 are true and correct as at the Closing Date;

(b)	The Devon Agreement — The Devon Agreement shall have closed pursuant to the terms thereof, thereby assuring to Black Swan all of the right, title and interest in the Devon Energy Thai Holdings Ltd. Shares and, indirectly, the Devon Energy (Thailand) Limited Shares;

(c)	Performance of Obligations — Black Swan shall have performed and complied with all the obligations, covenants and agreements to be performed and complied with by it and the Vendor shall have complied with its respective obligations, covenants and agreements to be performed or complied with by it;

(d)	Absence of Change of Conditions — No event shall have occurred or condition or situation shall have arisen or legislation (whether by statute, rule, regulation, by-law or otherwise) shall have been introduced which might reasonably be expected to have a materially adverse effect upon the financial condition, results of operations or business prospects of the Black Swan;

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(e)	Absence of Injunctions — No injunction or restraining order of any court or administrative tribunal of competent jurisdiction shall be in effect prohibiting the transactions contemplated by this Agreement and no action or proceeding shall have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions between the parties contemplated by this Agreement;

(f)	Closing Documentation — The Purchaser shall have received from the Vendor and, where applicable, Black Swan, the following closing documentation:

(i)    share certificates representing the Black Swan Shares issued in the name of the Vendor, duly endorsed for transfer to the Purchaser;

(ii)    a certified copy of resolutions of the directors of Black Swan authorizing the transfer of the Black Swan Shares to the Purchaser, the registration of the Black Swan Shares in the name of the Purchaser and the issue of share certificates representing the Black Swan Shares registered in the name of the Purchaser;

(iii)    share certificates registered in the name of the Purchaser, signed by an authorized signatory of Black Swan, representing the Black Swan Shares;

(iv)	certified copies of resolutions of the directors and shareholders of the Vendor approving the transactions contemplated by this Agreement;

(v)	a certified copy of the register of shareholders of Black Swan showing the Purchaser as the registered owner of the Black Swan Shares;

(vi)    a certificate executed by the Vendor certifying that the Purchaser’s conditions in subsections 6.1(c), 6.1(d) and 6.1(e) have been satisfied;

(vi)	all other necessary notices, consents, waivers, including waivers of pre-emptive rights or non-exercise of pre-emptive rights under the Shareholders’ Agreement and authorizations required to enable the transfer of the Black Swan Shares to the Purchaser as provided for in this Agreement;

(vii)	The corporate minute books and all other books and records of Black Swan and it’s subsidiaries;

(viii)	Any and all corporate seals, if applicable, of Black Swan and it’s subsidiaries.

(g)	No Material Defects — The Purchaser shall have become satisfied that there are no substantive material defects in the Assets, and that there are no substantive flaws in or terms of agreements and arrangements relating to the Assets which would materially adversely affect the aggregate value of the Assets;

(h)	Consents — Any consents, rights of first refusal or other restrictions on the transfer, sale or assignment of the Black Swan Shares shall have been waived or complied with;

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6.2    Waiver/Survival

The conditions set forth in this Article 6 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, the completion of the purchase and sale contemplated by this Agreement by the Purchaser shall not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of the Vendor in this Agreement, and the representations and warranties of the Vendor in this Agreement shall survive the Closing and payment of the Purchase Price for the applicable period set out in section 3.3. Until the Purchaser’s conditions are fulfilled or are waived by the Purchaser, nothing shall be construed as obligating the Purchaser to do any acts or make any payments and any act or acts or payments made shall not be construed as obligating the Purchaser to do any further acts or make any further payments prior to the fulfillment or waiver of the Purchaser’s conditions

6.3    Covenant of the Vendor

The Vendor covenants to deliver all of the certification documents, instruments and other items set out in subsection 6.1(f).

7.	Conditions Precedent to the Performance by the Vendor of Its Obligations Under This Agreement

7.1    Vendor’s Conditions

The obligations of the Vendor to complete the sale of the Black Swan Shares shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent:

(a)	Truth and Accuracy of Representations of the Purchaser at Closing — The representations and warranties of the Purchaser made in Article 4 shall be true and correct at Closing and with the same effect as if made at and as of Closing and the Vendor shall have received from the Purchaser a certificate executed by the Purchaser certifying that the representations and warranties of the Purchaser set forth in Article 4 are true and correct as at the Closing Date;

(b)	Performance of Obligations — The Purchaser shall have performed and complied with all the obligations, covenants and agreements to be performed and complied with by it;

(c)	Absence of Injunctions — No injunction or restraining order of any court or administrative tribunal of competent jurisdiction shall be in effect prohibiting the transactions contemplated by this Agreement and no action or proceeding shall have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions between the parties contemplated by this Agreement;

(d)	Purchase Price — The Purchase Price shall have been delivered in accordance with section 2.2.

7.2    Waiver/Survival

The conditions set forth in this Article 7 are for the exclusive benefit of the Vendor and may be waived by the Vendor in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, completion of the purchase and sale contemplated by this Agreement by the Vendor shall not prejudice or affect in any way the rights of the Vendor in respect of the warranties and representations of the Purchaser set forth in this Agreement, and the representations and warranties of the Purchaser in this Agreement shall survive the Closing and payment of the Purchase Price for the applicable period set out in section 4.3.

8.    Conduct of Business Prior to Closing

8.1    Conduct

Except as otherwise contemplated or permitted by this Agreement, during the period from the Reference Date to the Closing Time, the Vendor shall or shall cause Black Swan to do the following:

(a)	Conduct of Business in Ordinary and Usual Course — Conduct the business of Black Swan in the ordinary and usual course and not, without the prior written consent of the Purchaser, enter into any transaction which would constitute a breach of any of the Vendor’s representations or agreements herein;

(b)	Operation of Assets — Continue to ensure that the Assets are exploited, operated and maintained in a proper and prudent manner in accordance with good industry practices, and the Vendor shall not, without the prior written approval of the Purchaser:

(i)	authorize or make any expenditure in respect of the Assets other than:

A.	usual operating expenditures incurred and allocatable to the Assets pursuant to existing operating agreements with arm’s length third parties;

B.	capital expenditures required in accordance with good industry practice; and

C.	expenditures required by reason of an emergency event endangering life or property;

(ii)        surrender or abandon any of the Assets;

(iii)        amend any agreement or instrument relating to the Assets;

(c)	No Breach — Not take any action or omit to take any action which would, or would reasonably be expected to, result in a breach of or render untrue any representation, warranty, covenant, or other obligation of any of the Vendor contained herein;

(d)	Necessary Steps — Take all necessary actions, steps and proceedings that are necessary or desirable to approve or authorize, or to validly and effectively undertake, the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement; and

(e)	Compliance with section 9.1 — Comply with the provisions of section 9.1.

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9.    Examinations and Waivers

9.1    Access for Investigation

The Vendor shall permit, and shall cause Black Swan to permit, the Purchaser’s Representatives, between the Reference Date and the Closing Date, to have access to all books, records and files and other documents and materials relating to the Assets and shall provide the Purchaser with originals or copies of all such books, records and files and other documents and materials in order to enable the Purchaser’s Representatives to review all matters which they may consider relevant to the Assets and the purchase of the Black Swan Shares, in the Black Swan offices in Perth, Western Australia.

9.2    Disclosure of Information

Until the Closing Time and, in the event of the termination of this Agreement without consummation of the transaction contemplated hereby, thereafter, the Purchaser will keep confidential any information (unless otherwise required by law or such information is readily available or becomes readily available, from public or published information or sources) obtained from Black Swan or from the Vendor. If this Agreement is so terminated, promptly after such termination all documents, work papers and other written material obtained from a party in connection with this Agreement and not theretofore made public (including all copies and photocopies thereof), shall be returned to the party that provided such material.

10.    Indemnities

10.1    Indemnification of Purchaser

Whether or not the transactions contemplated by this Agreement complete, but subject to the limitations set out in section 10.2, the Vendor covenants and agrees with the Purchaser to indemnify the Purchaser against all liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses (including legal fees on a solicitor and own client basis) suffered or incurred by the Purchaser, directly or indirectly, by reason of or arising out of:

(a)	any warranties or representations on the part of that Vendor hereunder being untrue; or

(b)	a breach of any agreement, term or covenant on the part of that Vendor made or to be observed or performed under this Agreement;

which liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses are collectively referred to as the “Purchaser’s Losses”.

10.2    Vendor’s Limitations

The indemnity obligations of the Vendor under section 10.1 shall be limited in the following respects:

(a)	the Vendor shall only be liable for Purchaser’s Losses in respect of which a claim for indemnity is made by the Purchaser on or before the applicable expiry dates for the survival of the Vendor’s representations and warranties as set out in section 3.3;

(b)	no obligation on the part of the Vendor to indemnify the Purchaser for Purchaser’s Losses shall arise until the aggregate amount of all Purchaser’s Losses in respect of which a claim for indemnity has been made by the Purchaser exceeds $ 50,000 and such obligation shall only apply to the aggregate amount of such Purchaser’s Losses in excess of $ 50,000.

Page - 18

10.3    Indemnification of the Vendor

Subject to the limitations set out in section 10.4, the Purchaser covenants and agrees with the Vendor to indemnify the Vendor against all liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses (including legal fees on a solicitor and own client basis) suffered or incurred by the Vendor, directly or indirectly, by reason of or arising out of:

(a)	any warranties or representations on the part of the Purchaser hereunder being untrue; or

(b)	a breach of any agreement, term or covenant on the part of the Purchaser made or to be observed or performed pursuant hereto;

which liabilities, claims, demands, actions, causes of action, damages, losses, costs and expenses are collectively referred to as “Vendor’s Losses”.

10.4    Limitation

The indemnity obligations of the Purchaser under section 10.3 shall be limited in the following respects:

(a)	the Purchaser shall only be liable for Vendor’s Losses in respect of which a claim for indemnity is made by the Vendor within two years of the Closing Date;

(b)	no obligation on the part of the Purchaser to indemnify the Vendor under section 10.3 shall arise until the aggregate amount of all Vendor’s Losses in respect of which a claim for indemnity has been made by the Vendor exceeds $ 50,000 and such obligation shall only apply to the aggregate amount of such Vendor’s Losses in excess of $ 50,000 and in any event the maximum amount in respect of which the Purchaser shall be liable shall not exceed the amount of the Purchase Price.

10.5    Claims Under Vendor’s Indemnity

If any claim is made by any Person against Black Swan or the Purchaser in respect of which the Purchaser may incur or suffer damages, losses, costs or expenses that might reasonably be considered to be subject to the indemnity of the Vendor in section 10.1, the Purchaser will notify the Vendor as soon as reasonably practicable of the nature of such claim and the Vendor shall be entitled (but not required) to assume the defense of any suit brought to enforce such claim. The defense of any such claim (whether assumed by the Vendor or not) shall be through legal counsel, and shall be conducted in a manner acceptable to the Purchaser and the Vendor, acting reasonably, and no settlement may be made by the Vendor or the Purchaser or Black Swan without the prior written consent of the others. If the Vendor assumes the defense of any claim then:

(a)	the Purchaser and the Purchaser’s counsel shall co-operate with the Vendor and its counsel in the course of the defense, such co-operation to include providing or making available to the Vendor and its counsel documents and information and witnesses for attendance at examinations for discovery and trials;

Page - 19

(b)	the reasonable legal fees and disbursements and other costs of such defense shall, from and after such assumption, be borne by the Vendor; and

(c)	if the Purchaser retains additional counsel to act on its behalf, the Vendor and its counsel shall co-operate with the Purchaser and its counsel, such co-operation to include providing or making available to the Purchaser and its counsel documents and information and witnesses for attendance at examinations for discovery and trials; provided that all fees and disbursements of such additional counsel shall be paid by the Purchaser.

If the Vendor and the Purchaser are or become parties to the same action, and the representation of all parties by the same counsel would be inappropriate due to a conflict of interest, then the Purchaser and the Vendor shall be represented by separate counsel and, subject to the indemnity obligations of the Vendor as set out in section 10.1, the costs associated with the action shall be borne by the parties incurring such costs.

10.6    Claims Under Purchaser’s Indemnity

If any claim is made by any Person against the Vendor in respect of which the Vendor may incur or suffer damages, losses, costs or expenses that might reasonably be considered to be subject to the indemnity obligation of the Purchaser as provided in section 10.3, the Vendor will notify the Purchaser as soon as reasonably practicable of the nature of such claim and the Purchaser shall be entitled (but not required) to assume the defense of any suit brought to enforce such claim. The defence of any such claim (whether assumed by the Purchaser or not) shall be through legal counsel and shall be conducted in a manner acceptable to the Vendor and the Purchaser, acting reasonably, and no settlement may be made by the Purchaser or the Vendor without the prior written consent of the others. If the Purchaser assumes the defense of any claim, then:

(a)	the Vendor and the Vendor’s counsel shall co-operate with the Purchaser and its counsel in the course of the defense, such co-operation to include providing or making available to the Purchaser and its counsel documents and information and witnesses for attendance at examinations for discovery and trials;

(b)	the reasonable legal fees and disbursements and other costs of such defense shall be borne by the Purchaser; and

(c)	if the Vendor retain additional counsel to act on their behalf, the Purchaser and its counsel shall co-operate with the Vendor and their counsel, such co-operation to include providing or making available to the Vendor and its counsel documents and information and witnesses for attendance at examinations for discovery and trials, provided that all fees and disbursements of such additional counsel shall be paid by the Vendor;

If the Purchaser and the Vendor are or become parties to the same action, and the representation of all parties by the same counsel would be inappropriate due to a conflict of interest, then the Vendor and the Purchaser shall be represented by separate counsel and, subject to the indemnity obligations of the Purchaser as set out in section 10.3, the costs associated with the action shall be borne by the parties incurring such costs.

Page - 20

10.7    Vendor’s Certificate

Notwithstanding anything contained herein, the Purchaser shall be entitled to fully pursue all rights or remedies available to it in law or in equity if the vendor’s certificate delivered under subsection 6.1(f)(vi) is untrue, and nothing contained in this Agreement shall limit or restrict the claims or remedies of the Purchaser against the Vendor declaring such certificate, it being acknowledged by the parties that the Purchaser shall be relying on the truth of such certificate in completing the transactions contemplated by this Agreement.

11.    General

            11.1    Restrictions on Transfer of Purchaser Shares

The Purchaser Shares will be issued under an exemption from the registration and prospectus requirements contained in the Securities Act. Unless other or additional transfer and/or escrow restrictions are imposed by the Exchange, the certificate representing the Purchaser Shares will have entered thereon the following legends:

Unless permitted under Securities Act of 1933, the holder of the securities shall not sell the securities represented by this certificate pursuant to Regulation 230.144.

The Securities Act of 1933, as amended, provides a safe haven for sale of these shares under exemptions contained in Section 4(1), 4(2), Rule 144, and Rule 144(k), as promulgated by the Securities Exchange Commission.

           11.2    Agency Appointment

If the purchase and sale provided for in this Agreement is completed, then from the Closing Time until that time the Purchaser becomes the generally recognized holder of the Black Swan Shares in the place and stead of the Vendor the Vendor shall:

(a)	in a timely manner deliver to the Purchaser all third party notices and communications received by it in respect of Black Swan;

(b)	in a timely manner deliver to third parties all the notices and communications as the Purchaser may reasonably request, and all the moneys and other items as the Purchaser may reasonably provide in respect of the Assets; and

(c)	as agent of the Purchaser, do and perform all acts and things, and execute and deliver all agreements, notices and other documents and instruments, as the Purchaser may reasonably request for purposes of facilitating the exercise of rights incidental to the ownership of the Black Swan Shares;

provided, however, that the Vendor shall not be liable to the Purchaser for any loss or damage suffered by the Purchaser in connection with the arrangement established by this section, except to the extent that the loss or damage is caused by the Vendor’s gross negligence, its willful misconduct or its breach of its contractual obligations under this section, and the Purchaser shall indemnify the Vendor from and against any liability, loss, costs, claims or damages arising out of the good faith performance by the Vendor of its obligations under this section. Nothing in this section contained shall be construed as restricting or limiting in any manner any of the other covenants, warranties, representations and other obligations of the parties.

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11.3    Public Notices

The parties agree that all notices to third parties, press releases and all other publicity concerning the transaction contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the other, such approval not to be unreasonably withheld.

11.4    Expenses

All costs and expenses incurred in connection with the preparation of this Agreement and the transaction contemplated by this Agreement shall be paid by the Purchaser.

11.5    Time

Time shall be of the essence hereof.

11.6    Notices

Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the party to whom it is given or, if mailed, by prepaid registered mail addressed to such party at:

If to the Purchaser at: 3161 Via Alicante-E, La Jolla, CA 92037, (619) 993-0288

If to the Vendor at: Western Australia, of Unit 8, 117 Broadway, Nedlands, WA 6009, Australia

or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this section. Any notice mailed shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by fax. Any notice delivered or faxed to the party to whom it is addressed shall be deemed to have been given and received on the business day next following the day it was delivered or faxed.

11.7    Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

11.8    Severability

If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

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11.9    Entire Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between either of the parties with respect to the subject matter hereof.

11.10    Further Assurances

The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

11.11    Assignment

This Agreement may not be assigned by either party without the prior written consent of the other party, which consent may be arbitrarily withheld.

11.12    Enurement

This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

11.13    Counterparts

This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the parties have duly executed this Agreement on the day and year first above written.

CAPERSIA PTY. LTD.
By:
Authorized Signatory

TEXHOMA ENERGY, INC.

Authorized Signatory

Authorized Signatory

Page - 24

EXHIBIT 99.1

Page - 25

Black Swan Petroleum Group of Companies
Consolidated Balance Sheet (USD)
as at 30 June 2004

		$		$
Current Assets
Cash at Bank AUD					2,682.44
Cash at Bank USD					34,324.00
Miscellaneous Debtors					666.27
	Total Current Assets				37,672.71

Non-Current Assets
Fixed Assets Equipment at Cost			68,042.00
Accumulated Depreciation			- 68,042.00		-
Furniture & Fixtures			107.00
Less Accumulated Depereciation			- 107.00		-
Computer Equipment			10,702.18
Less Accumulated Depereciation			- 9,742.42		959.76
Travel Equipment			330.49
Prov. Depn.-			- 183.90		146.59
Other Rental Bond Thailand Office					1,511.89
Incorporation Cost			614.37
Accumulated Amortisation			- 368.62		245.75
Operational Block B7/38 Evaluation Phase					3,721,489.00
	Total Non-Current Assets				3,724,352.99

			Total Assets		3,762,025.70

Current Liabilities
Miscellaneous Creditors					18,341.27
Provision For Audit Fees					690.30
	Total Current Liabilities				19,031.57

Non-Current Liabilities
Devon Energy Delaware Ltd					3,982,659.00
Nuenco NL					41,418.00
Dormley Pty Ltd					6,212.70
Capersia Pte Ltd					9,319.05
Total Non-Current Liabilities					4,039,608.75
			Total Liabilities
					4,058,640.32

Net Assets					- 296,614.62

Shareholders Equity
Ordinary Share Capital-Fully Paid					7.52
Accumulated Losses					- 49,220.85
Accumulated Loss for year ended30 June 2004					- 247,401.29
Total Shareholders Equity					- 296,614.62
			Difference		-

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EXHIBIT 99.2

Page - 27

Black Swan Petroleum Group of Companies
Consolidated Balance Sheet (USD)
as at 30 September 2004

		$		$
Current Assets
Cash at Bank AUD					14,871.92
Cash at Bank USD					30,802.11
Miscellaneous Debtors					3,557.01
	Total Current Assets				49,231.04

Non-Current Assets
Fixed Assets Equipment at Cost			66,958.00
Accumulated Depreciation			- 66,958.00		-
Furniture & Fixtures			208.79
Less Accumulated Depereciation			- 111.07		97.72
Computer Equipment			11,109.93
Less Accumulated Depereciation			- 10,113.60		996.33
Travel Equipment			343.09
Prov. Depn.-			- 190.91		152.18
Other Rental Bond Thailand Office					1,569.49
Incorporation Cost			637.77
Accumulated Amortisation			- 382.66		255.11
Operational Block B7/38 Evaluation Phase					3,842,306.54
	Total Non-Current Assets				3,845,377.37

			Total Assets		3,894,608.41

Current Liabilities
Miscellaneous Creditors					-
Provision For Audit Fees					716.60
	Total Current Liabilities				716.60

Non-Current Liabilities
Devon Energy Delaware Ltd					4,175,840.00
Nuenco NL					42,996.00
Dormley Pty Ltd					6,449.40
Capersia Pte Ltd					9,674.10
	Total Non-Current Liabilities				4,234,959.50

			Total Liabilities		4,235,676.10

Net Assets					- 341,067.69

Shareholders Equity
Ordinary Share Capital-Fully Paid					7.81
Retained Profits					- 34,764.63
Accumulated Loss for year 3 Months Ended 2004					- 306,310.87
Total Shareholders Equity					- 341,067.69
			Difference		- 0.00

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EXHIBIT 99.3

Page - 29

Black Swan Petroleum Group of Companies
Consolidated Balance Sheet (USD)
as at 5 Novemeber 2004

			$	$
Current Assets
Cash at Bank AUD				13,796.56
Cash at Bank USD				160,140.02
Miscellaneous Debtors				529.17
	Total Current Assets			174,465.75

Non-Current Assets
Fixed Assets Equipment at Cost		67,903.00
Accumulated Depreciation		- 67,903.00		-
Furniture & Fixtures		220.60
Less Accumulated Depereciation		- 117.36		103.24
Computer Equipment		11,738.29
Less Accumulated Depereciation		- 10,685.61		1,052.68
Travel Equipment		362.49
Prov. Depn.-		- 201.71		160.78
Other Rental Bond Thailand Office				1,658.26
Incorporation Cost		673.85
Accumulated Amortisation		- 404.31		269.54
Operational Block B7/38 Evaluation Phase				3,842,306.54
	Total Non-Current Assets			3,845,551.04

		Total Assets		4,020,016.79

Current Liabilities
Miscellaneous Creditors				-
Provision For Audit Fees				757.13
	Total Current Liabilities			757.13

Non-Current Liabilities
Devon Energy Delaware Ltd				4,127,507.00
Nuenco NL				45,427.80
Dormley Pty Ltd				6,814.17
Capersia Pte Ltd				10,221.26
	Total Non-Current Liabilities			4,189,970.23

		Total Liabilities		4,190,727.36

Net Assets				- 170,710.57

Shareholders Equity
Ordinary Share Capital-Fully Paid				8.25
Accumulated Losses				- 36,448.08
Accumulated Loss for the period 1 Jul to 5 Nov 2004				- 134,270.74
Total Shareholders Equity				- 170,710.57
		Difference		- 0.00

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EXHIBIT 99.4

Page - 31

Texhoma Energy, Inc.
(Formerly Make Your Move, Inc.)
(A Development Stage Company)
PROFORMA BALANCE SHEET

	September 30, 2004 (audited)	Proforma adjustments(unaudited	)	Proforma, September 30, 2004(unaudited	)

ASSETS

Current
Cash	$-			-
Prepaid expenses and other current assets	-			-

Total current assets	-	-		-

Investment in oil and gas property	-	1,608,007		1,608,007

Total assets	$-	$1,608,007		$1,608,007

LIABILITIES

Current
Accounts payable and accrued expenses	$41,361	$-		$41,361
Accrued compensation	131,000	-		131,000
Due to shareholder	-	150,000		150,000

Total current liabilities	172,361	150,000		322,361

Total Liabilities	172,361	150,000		322,361

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred Stock, $0.001 par value;
1,000,000 shares authorized;
no shares issued
Common stock, $0.001 par value;
200,000,000 shares authorized;
21,718,999 shares issued and outstanding	7,719	14,000		21,719
Paid in Capital	3,960,043	1,444,007		5,404,050
Contributed capital	402,390	-		402,390
Accumulated deficit during development stage	(4,542,513)	-		(4,542,513)

Total Stockholders' Equity	(172,361)	1,458,007		1,285,647

Total Liabilities and Stockholders' Equity	$-	$1,608,007		$1,608,007

Notes to the proforma balance sheet

1. 14,000,000 shares issued on October 1, 2003 for the acquisition of 40% shareholdings in the capital of Black Swan Petroleum Pty. Ltd

2. $150,000 due to a related party for the acquisition of 40% shareholdings in the capital of Black Swan Petroleum Pty. Ltd

Page - 32

Texhoma Energy, Inc.
(Formerly Make Your Move, Inc.)
(A Development Stage Company)
PROFORMA STATEMENT OF OPERATIONS

	For the year ended September 30, 2004 (audited)	Proforma adjustments(unaudited)	Proforma, for the year ended September 30, 2004

Revenues
From Related Party	$-	$-	$-
-		-	-

Expenses
General and Adminsitrative	3,222,977	-	3,222,977
Research and development	-	-	-
	3,222,977	-	3,222,977

Net profit (loss)	(3,222,977)	-	(3,222,977)

Deficit, beginning	(1,319,536)	(1,319,535)	(1,319,535)
Deficit, ending	(4,542,513)	(1,319,535)	(4,542,513)

Net profit (loss) per share:
Basic and Diluted	$(0.24)		(0.22)

Weighted Average Shares Outstanding	13,411,431		14,450,985

Notes to the proforma statement of operations

1. 14,000,000 shares issued on October 1, 2003 for the acquisition of 40% shareholdings in the capital of Black Swan Petroleum Pty. Ltd

Page - 33